Exhibit 10.6

INTEREST PURCHASE AGREEMENT

dated as of

September 10, 2015

among

GOCOM CORPORATION,

and

HUAYUE ELECTRONICS INC.

i

ii

iii

INTEREST PURCHASE AGREEMENT

This Interest Purchase Agreement (this “Agreement”), dated as of September 10, 2015, is by and among GOCOM CORPORATION, a Nevada corporation (“GoCOM”) and HUAYUE ELECTRONICS INC., a Delaware corporation (“HUAY”). GoCOM and HUAY are separately referred to herein as a “Party” and, together, as the “Parties.”

RECITALS

WHEREAS GoCOM owns 100% of the limited liability company membership interests of BluCo Energy, LLC, a New York limited liability company (“BluCo”, and such membership interests, the “BluCo Interests”);

WHEREAS, GoCOM desires to sell to HUAY, and HUAY desires to acquire from GoCOM, the BluCo Interests in exchange for twenty million (20,000,000) shares of common stock, par value $0.001, of HUAY (the “HUAY Shares”) on the terms and subject to the conditions of this Agreement;

WHEREAS, the respective Boards of Directors of GoCOM and HUAY have adopted, approved, ratified and confirmed this Agreement and the transactions contemplated hereby (the “Transaction”);

WHEREAS, the Parties acknowledge that BluCo is, as of the date hereof, engaged in settlement discussions regarding certain claims made by Vantage Commodities Financial Services I, LLC in connection with the Loan and Energy Services Agreement, dated March 28, 2013, by and among BluCo, Vantage Commodities Financial Services I, LLC and EDF Trading North America LLC (together, the “Vantage Parties”) and that the execution and delivery of a definitive settlement agreement between BluCo and the Vantage Parties (the “Vantage Settlement Agreement”) shall be a condition to the closing of the Transaction;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transaction.

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I
SECURITIES PURCHASE, SALE, AND EXCHANGE; CLOSING

Section 1.1          Purchase and Sale of BluCo Interests; Issuance of HUAY Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below):

(a)          GoCOM shall sell, transfer and deliver to HUAY 100% of the BluCo Interests, free and clear of any Encumbrance (as defined below) except for any restrictions imposed by applicable securities laws and any Permitted Encumbrances; and

(b)          in consideration for the BluCo Interests, HUAY shall issue and deliver the HUAY Shares to GoCOM, all of which such shares shall be duly authorized, fully paid, and non-assessable, and delivered free and clear of any Encumbrance except for any restrictions imposed by applicable securities laws.

Section 1.2           The Closing. The closing of the Transaction (the “Closing”) will take place by the electronic exchange of .pdf signature pages to this Agreement and each of the documents and agreements to be executed and delivered in accordance with the terms hereof (collectively, the “Transaction Documents”) on the second business day after the Parties have satisfied or waived all conditions to the Closing contained in this Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing but subject to the satisfaction thereof) or by such other means, or at such other time and date, as the Parties may determine (the “Closing Date”). The Closing shall take effect as of 12:01 a.m. (EST) on the Closing Date.

Article II
REPRESENTATIONS AND WARRANTIES OF GOCOM

GoCOM represents and warrants to HUAY that, except as heretofore disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and was delivered by GoCOM to HUAY prior to the execution of this Agreement (the “GoCOM Disclosure Schedule”):

Section 2.1           Organization and Existence.

(a)          GoCOM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

(b)          BluCo is a limited liability company duly formed and in good standing under the laws of the State of New York. BluCo has full power and authority and all governmental licenses, authorizations, consents and approvals to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted, other than any such licenses, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have a material adverse effect on its condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations or results of operations of (a “BluCo Material Adverse Effect”).

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(c)          BluCo is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure so to qualify could reasonably be expected to have a BluCo Material Adverse Effect.

(d)          GoCOM has heretofore made available to HUAY true, correct and complete copies of the Certificate of Incorporation and By-laws of GoCOM and the Articles of Formation and limited liability company operating agreement of BluCo, each as amended to the date hereof.

(e)          BluCo has no subsidiaries and does not, directly or indirectly, own any equity interest or other security issued by any other Person.

Section 2.2           Capitalization.

(a)          BluCo is authorized to issue a single class of limited liability company membership interests and the BluCo Interests represent 100% of the membership interests issued by BluCo. GoCOM is the sole member of BluCo and owns 100% of the BluCo Interests. Except for those Encumbrances set forth in Section 2.2(a) of the GoCOM Disclosure Schedule (“Permitted Encumbrances”), GoCOM owns all of the BluCo Interests free and clear of any lien, mortgage, pledge, claim, security interest, imperfection in title or other third party right or interest of any kind whatsoever, or restrictive agreement, conditional sales agreement, option, encumbrance or charge of any kind whatsoever (each, an “Encumbrance”).

(b)          All BluCo Interests have been duly authorized and validly issued and are not subject to preemptive rights created by statute, BluCo’s Articles of Formation, operating agreement, or any agreement to which BluCo is a party or by which BluCo may be bound. Other than the BluCo Interests, there are outstanding (i) no membership interests or other voting securities of BluCo, (ii) no securities of BluCo convertible into or exchangeable for membership interests or voting securities of BluCo and (iii) no options, warrants or other rights to acquire from BluCo, and no obligation of BluCo to issue, any membership interests, voting securities or securities convertible into or exchangeable for membership interests of BluCo. There are no outstanding obligations of BluCo to repurchase, redeem or otherwise acquire any BluCo Interests.

Section 2.3           Authority and Approvals; No Conflict.

(a)          GoCOM has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transaction. Except for any required approval by GoCOM’s stockholders in connection with the consummation of the Transaction, all corporate acts and proceedings required to be taken by or on the part of GoCOM to authorize GoCOM to execute, deliver and perform this Agreement and to consummate the Transaction have been duly and validly taken. Assuming due and valid authorization, execution and delivery of this Agreement by HUAY, this Agreement constitutes the valid and binding agreement of GoCOM.

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(b)          The execution, delivery and performance of this Agreement does not, and the consummation of the Transaction and compliance with the terms of this Agreement will not: (i) conflict with, or result in any violation of, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which GoCOM or BluCo is subject or any provision of the Certificate of Incorporation, By-laws, Articles of Formation, operating agreement or other organizational documents of GoCOM or BluCo; or (ii) result in any violation of or default on the part of GoCOM or BluCo (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon the properties or assets of GoCOM or BluCo under, any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which GoCOM or BluCo is a party or by which any of the respective properties or assets of GoCOM or BluCo are bound, other than any such items that, individually or in the aggregate, have not had or would not reasonably be expected to have a BluCo Material Adverse Effect.

(c)          Except as set forth in Section 2.3(c) of the GoCOM Disclosure Schedule, the execution, delivery and performance by GoCOM of this Agreement and the consummation of the Transaction by GoCOM, including, without limitation, the change of control of BluCo, require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, official or authority other than compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(d)          The execution and delivery of this Agreement and the consummation of the Transaction will not result in the creation of any Encumbrance upon the BluCo Interests or any asset of BluCo.

(e)          Except as set forth in Section 2.3(e) of the GoCOM Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the governmental authorities referred to in (c) above) under any indenture, lease, instrument or other material contract, agreement or document to which GoCOM or BluCo is a party or by which GoCOM or BluCo is bound is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by GoCOM or the consummation of the Transaction.

Section 2.4           Voting Requirements. The affirmative vote (in person or by duly authorized and valid proxy at a GoCOM stockholders’ meeting or by written consent) of the holders of a majority of the outstanding shares of the GoCOM Common Stock and GoCOM Preferred Stock (voting on an “as converted” basis) in favor of the adoption of this Agreement and the Transaction is the only vote of the holders of any class or series of GoCOM’s capital stock required by applicable law and GoCOM’s organizational instruments to duly effect such adoption.

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Section 2.5           Litigation. Except as set forth in Section 2.5 of the GoCOM Disclosure Schedule, there is no action, suit, investigation or proceeding pending or, to the knowledge of GoCOM or BluCo, threatened against or affecting GoCOM or BluCo or any of the properties of GoCOM or BluCo before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to GoCOM or BluCo, could reasonably be expected to have a BluCo Material Adverse Effect or that would prevent or hinder the consummation of the Transaction. Neither GoCOM nor BluCo has been charged by any governmental agency with a material violation of, or, to the knowledge of GoCOM or BluCo, threatened by any governmental agency with a charge of a violation of, any federal, state, county or municipal law or regulation the resolution of which could reasonably be expected to have a BluCo Material Adverse Effect.

Section 2.6           No Default.  Except as set forth in Section 2.6 of the GoCOM Disclosure Schedule, neither GoCOM nor BluCo is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) its Certificate of Incorporation, By-laws, Articles of Formation, or operating agreement, (ii) any mortgage, loan agreement, contract, agreement, lease, lease purchase, indenture or evidence of indebtedness for borrowed money or other instrument to which it is a party or by which it or any of its assets is bound, or (iii) any judgment, order, decree or injunction of any court, arbitrator or governmental agency, which default or potential default could reasonably be expected to have a BluCo Material Adverse Effect.

Section 2.7           Compliance.  Neither GoCOM nor BluCo is in violation of, nor during the twenty-four (24) months preceding the date of this Agreement has GoCOM or BluCo violated, any applicable provisions of any law, regulation, order, judgment and decree of any federal or state court or governmental authority, the violation of which could reasonably be expected to have a BluCo Material Adverse Effect. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against GoCOM or BluCo or against any of their respective properties or businesses which, individually or in the aggregate, could reasonably be expected to have a BluCo Material Adverse Effect.

Section 2.8           Financial Information.  GoCOM has delivered to HUAY copies of (i) the audited balance sheet and the related statements of income and cash flows of BluCo as of and for the fiscal year ended December 31, 2013, (ii) the unaudited balance sheet and the related statements of income and cash flows of BluCo as of and for the fiscal year ended December 31, 2014, and (iii) the consolidated unaudited balance sheet and statement of income for the six-month period ended June 30, 2015 (such financial statements, the “BluCo Financial Statements”). The BluCo Financial Statements fairly present, in conformity with United States generally accepted accounting principles consistently applied (“GAAP”), the financial position of BluCo as of such dates and its results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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Section 2.9           Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of GoCOM who might be entitled to any fee or commission from HUAY or any of its affiliates upon consummation of the Transaction.

Section 2.10         Board Approval.  Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of GoCOM, after full and deliberate consideration, unanimously has (i) duly approved this Agreement and resolved that the transactions contemplated hereby are fair to, advisable and in the best interests of GoCOM’s stockholders, (ii) resolved to unanimously recommend that GoCOM’s stockholders approve the transactions contemplated hereby and (iii) directed that the Transaction be submitted for consideration to the holders of GoCOM’s common stock and preferred stock or submitted for approval by the written consent of the holders of GoCOM’s common stock and preferred stock.

Section 2.11         Undisclosed Liabilities.  Except for (i) liabilities reflected on the balance sheet as of June 30, 2015 included in the BluCo Financial Statements, (ii) liabilities incurred in the ordinary course of business of BluCo subsequent to June 30, 2015, and (iii) liabilities to be addressed by the Vantage Settlement Agreement, BluCo has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) of any kind whatsoever and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, obligation, claim or loss.

Section 2.12         Transactions With Affiliates and Employees. Other than as set forth on Section 2.12 of the GoCOM Disclosure Schedule, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) BluCo on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of HUAY, BluCo, or GoCOM (other than for services as employees, officers or directors) or any person owning 5% or more of any class or series of capital stock of HUAY or GoCOM or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

Section 2.13         Indebtedness.  Section 2.13 of the GoCOM Disclosure Schedule sets forth as of the date hereof all outstanding (i) secured and unsecured Indebtedness of BluCo and (ii) indebtedness of GoCOM secured by its interest in BluCo. Neither GoCOM nor BluCo is in default with respect to any Indebtedness. For purposes of this Section 2.13, “Indebtedness” shall mean (i) any liabilities for borrowed money, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in GoCOM’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

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Section 2.14         Taxes.

(a)          GoCOM has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) for GoCOM and BluCo required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a BluCo Material Adverse Effect. All Taxes (as defined below) shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a BluCo Material Adverse Effect.

(b)          The BluCo Financial Statements reflect an adequate reserve for all Taxes payable by BluCo or by GoCOM with respect to the business or assets of BluCo (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against BluCo or GoCOM with respect to the business or assets of BluCo, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a BluCo Material Adverse Effect.

(c)          There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of GoCOM or BluCo. Neither GoCOM nor BluCo is bound by any agreement with respect to Taxes.

For purposes of this Agreement, “Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other governmental entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts, and “Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

Section 2.15         Employee Matters; ERISA.

(a)          Neither GoCOM nor BluCo maintains or contributes to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of BluCo. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between BluCo and any current or former employee, officer or director of BluCo, nor does BluCo have any general severance plan or policy.

(b)          BluCo does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of BluCo.

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(c)          There are no collective bargaining or other labor union agreements to which GoCOM or BluCo is a party or by which GoCOM or BluCo is bound. No material labor dispute exists or, to the knowledge of GoCOM or BluCo, is imminent with respect to any of the employees of BluCo.

Section 2.16         Contracts.  Except as disclosed in Section 2.16 of the GoCOM Disclosure Schedule, there are no contracts, leases, licenses, indentures, notes, bonds, agreements, permits, concessions, franchises or other instruments (each a “BluCo Contract” and, collectively, “BluCo Contracts”) to which GoCOM or BluCo is a party that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of BluCo taken as a whole. All of the BluCo Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms. Neither GoCOM, BluCo nor, to GoCOM’s or BluCo’s knowledge, any other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any BluCo Contract, except as disclosed in Section 3.17 of the GoCOM Disclosure Schedule and except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a BluCo Material Adverse Effect.

Section 2.17         Absence of Certain Changes.  Except as contemplated by this Agreement or disclosed in Section 2.17 of the GoCOM Disclosure Schedule, since June 30, 2015 BluCo has conducted its business only in the ordinary course, and during such period there has not been:

(i)          any change in the assets, liabilities, financial condition or operating results of BluCo from that reflected in the BluCo Financial Statements as of June 30, 2015, except changes in the ordinary course of business that have not caused, or that could not reasonably be expected to cause, either individually or in the aggregate, a BluCo Material Adverse Effect;

(ii)         any damage, destruction or loss, whether or not covered by insurance, that would have a BluCo Material Adverse Effect;

(iii)        any waiver or compromise by BluCo of a valuable right or of a material debt owed to it;

(iv)        any satisfaction or discharge of any Encumbrance or payment of any obligation by BluCo, except in the ordinary course of business and the satisfaction or discharge of which would not have a BluCo Material Adverse Effect;

(v)         any entry into or material change to a material contract by which BluCo or any of its assets or properties are bound or are subject;

(vi)        any entry into or material change in any compensation arrangement or agreement with any employee, officer, director or member;

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(vii)       any resignation or termination of employment of any officer of BluCo;

(viii)      any mortgage, pledge, transfer of a security interest in or lien created by BluCo with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair BluCo’s ownership or use of such property or assets;

(ix)         any loans or guarantees made by BluCo to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)          any declaration, setting aside or payment or other distribution in respect of any of BluCo’s membership interests, or any direct or indirect redemption, purchase or other acquisition of any of such membership interests by BluCo;

(xi)         any alteration of BluCo’s method of accounting or the identity of its auditors;

(xii)        any issuance of membership interests to any officer, director or affiliate; or

(xiii)       any arrangement or commitment by BluCo to do any of the things described in this Section 2.17.

Section 2.18         Disclosure.  No representation or warranty made by GoCOM in this Agreement or in any certificate, document (including financial statements, exhibits and schedules) or other written instrument furnished or to be furnished pursuant to the provisions of this Agreement or in connection with the Transaction contains or will contain any untrue statement of any material fact, nor shall any such certificate, document or written instrument omit any fact necessary in order to make any statement herein or therein, in light of the circumstances in which it was made, not misleading.

Article III
REPRESENTATIONS AND WARRANTIES OF HUAY

HUAY hereby represents and warrants to GoCOM that, except as heretofore disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number, the section and subsection to which such disclosure relates and was delivered by HUAY to GoCOM prior to the execution of this Agreement (the “HUAY Disclosure Schedule”):

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Section 3.1           Organization and Existence.

(a)           HUAY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. HUAY has full corporate power and authority and all governmental licenses, authorizations, consents and approvals to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted, other than any such licenses, authorizations, consents or approvals which, if not obtained or made, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations or results of operations of HUAY (a “HUAY Material Adverse Effect”). HUAY has heretofore made available to GoCOM true, correct and complete copies of the Certificate of Incorporation and By-laws, each as amended to the date hereof, of HUAY. HUAY is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure so to qualify could reasonably be expected to have a HUAY Material Adverse Effect.

(b)          HUAY has no subsidiaries other than the entities listed in Section 4.1 of the HUAY Disclosure Schedule. Except as set forth in Section 4.1 of the HUAY Disclosure Schedule, HUAY owns all of the capital stock of each subsidiary free and clear of any Encumbrance.

Section 3.2           Authority and Approvals.  HUAY has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transaction. All corporate acts and proceedings required to be taken by or on the part of HUAY to authorize it to execute, deliver and perform this Agreement and to consummate the Transaction have been duly and validly taken. Assuming due and valid authorization, execution and delivery of this Agreement by GoCOM, this Agreement constitutes the valid and binding agreement of HUAY.

Section 3.3           Governmental Authorization; Consents.

(a)          The execution, delivery and performance by HUAY of this Agreement and the consummation by HUAY of the Transaction require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, official or authority other than (i) compliance with any applicable requirement of the 1934 Act and the 1933 Act and (ii) compliance with any state securities or blue sky laws.

(b)          No consent, approval, waiver or other action by any person (other than the governmental authorities referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which HUAY is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by HUAY or the consummation of the Transaction; provided that HUAY is not making any representation regarding any consent, approval, waiver or other action required to be obtained or taken by any party other than HUAY in connection with the change of ownership of BluCo.

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Section 3.4           No Conflict.  The execution, delivery and performance of this Agreement by HUAY do not, and the consummation of the Transaction and compliance with the terms of this Agreement by HUAY will not: (i) conflict with, or result in any violation of, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which HUAY is subject or any provision of the Certificate of Incorporation, By-laws or other organizational documents of HUAY; or (ii) result in any violation of or default on the part of HUAY (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon the properties or assets of HUAY under, any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which HUAY is a party or by which HUAY’s properties or assets are bound, other than any such items that, individually or in the aggregate, have not had or would not reasonably be expected to have a HUAY Material Adverse Effect.

Section 3.5           Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of HUAY, threatened against or affecting HUAY, or any of its properties, before any court or arbitrator or any governmental body, agency or official that, if determined or resolved adversely to HUAY, could reasonably be expected to have a HUAY Material Adverse Effect or that would prevent or hinder the consummation of the Transaction. HUAY has not been charged by any governmental agency with a material violation of, or, to the knowledge of HUAY, threatened by any governmental agency with a charge of a violation of, any federal, state, county or municipal law or regulation the resolution of which could reasonably be expected to have a HUAY Material Adverse Effect.

Section 3.6           Finders’ Fees.  Except as set forth in Section 3.6 of the HUAY Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of HUAY who might be entitled to any fee or commission from GoCOM or any of its affiliates upon consummation of the Transaction.

Section 3.7           Financial Information.  HUAY has delivered to GoCOM copies of (i) the consolidated audited balance sheet and the related statements of income and cash flows of HUAY and its Subsidiaries as of and for the fiscal years ended May 31, 2014 and 2015 and (ii) the consolidated unaudited balance sheet and statement of income for the two-month period ended July 31, 2015, as prepared by HUAY (such financial statements, the “HUAY Financial Statements”). The HUAY Financial Statements fairly present, in conformity with GAAP, the financial position of HUAY and its Subsidiaries as of such dates and their results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.8           Undisclosed Liabilities.  Except for (i) liabilities reflected on the balance sheet as of May 31, 2015 included in the HUAY Financial Statements and (ii) liabilities incurred in the ordinary course of business of HUAY subsequent to May 31, 2015, HUAY and its subsidiaries have no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) of any kind whatsoever and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, obligation, claim or loss.

Section 3.9           Absence of Certain Changes.  Except as contemplated by this Agreement, disclosed in the HUAY Exchange Act Documents (as defined in Section 3.10(a)), or disclosed in Section 3.9 of the HUAY Disclosure Schedule, since May 31, 2015 HUAY has conducted its business only in the ordinary course, and during such period there has not been:

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(i)          any change in the assets, liabilities, financial condition or operating results of HUAY from that reflected in the Financial Statements as of May 31, 2015, except changes in the ordinary course of business that have not caused, or that could not reasonably be expected to cause, either individually or in the aggregate, a HUAY Material Adverse Effect;

(ii)         any damage, destruction or loss, whether or not covered by insurance, that would have a HUAY Material Adverse Effect;

(iii)        any waiver or compromise by HUAY of a valuable right or of a material debt owed to it;

(iv)        any satisfaction or discharge of any Encumbrance or payment of any obligation by HUAY, except in the ordinary course of business and the satisfaction or discharge of which would not have a HUAY Material Adverse Effect;

(v)         any entry into or material change to a material contract by which HUAY or any of its assets or properties are bound or are subject;

(vi)        any entry into or material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii)       any resignation or termination of employment of any officer of HUAY;

(viii)      any mortgage, pledge, transfer of a security interest in or lien created by HUAY with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair HUAY’s ownership or use of such property or assets;

(ix)         any loans or guarantees made by HUAY to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)          any declaration, setting aside or payment or other distribution in respect of any of HUAY’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by HUAY;

(xi)         any alteration of HUAY’s method of accounting or the identity of its auditors;

(xii)        any issuance of equity securities to any officer, director or affiliate, except pursuant to existing HUAY stock option plans; or

(xiii)       any arrangement or commitment by HUAY to do any of the things described in this Section 3.9.

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Section 3.10         SEC Filings; Financial Statements.

(a)           HUAY has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2013 pursuant to Sections 13(a), 14(a) and 15(d) of the 1934 Act (collectively, the “HUAY Exchange Act Documents”).

(b)          As of its respective filing date, each HUAY Exchange Act Document complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such HUAY Exchange Act Document. Except to the extent that information contained in any HUAY Exchange Act Document has been revised or superseded by a later HUAY Exchange Act Document, none of the HUAY Exchange Act Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of HUAY included in the HUAY Exchange Act Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepare in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of HUAY and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.11         Capitalization.

(a)          The authorized capital stock of HUAY consists of 60,000,000 shares of common stock, par value $.001 per share (“HUAY Common Stock”), and 1,000,000 shares of undesignated preferred stock, par value $.001 per share (“HUAY Preferred Stock”).

(b)          As of date hereof, there were outstanding (i) 24,325,741 shares of HUAY Common Stock, (ii) no shares of the HUAY Preferred Stock, and (iii) employee stock options to purchase an aggregate of zero shares of HUAY Common Stock (all of which were immediately exercisable). The stockholders identified in Section 3.11 of the HUAY Disclosure Schedule own beneficially and of record the shares of capital stock of HUAY, options or warrants to purchase such capital stock or other securities convertible into or exchangeable for such capital stock in the amounts indicated in Section 3.11 of the HUAY Disclosure Schedule.

(c)          All outstanding shares of capital stock of HUAY have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to preemptive rights created by statute, HUAY’s Certificate of Incorporation or By-laws or any agreement to which HUAY is a party or by which HUAY may be bound. Except as set forth in this Section 3.11 or Section 3.11 of the HUAY Disclosure Schedule, and except for changes since the date hereof resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of HUAY, (ii) no securities of HUAY convertible into or exchangeable for shares of capital stock or voting securities of HUAY and (iii) no options or other rights to acquire from HUAY, and no obligation of HUAY to issue, any capital stock, voting securities or securities convertible into or exchangeable for HUAY Common Stock. There are no outstanding obligations of HUAY or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its capital stock.

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(d)          The HUAY Shares to be issued in the Transaction pursuant to this Agreement have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable, with no personal liability attaching thereto and will not be subject to preemptive rights.

Section 3.12         Voting Requirements.  Neither the execution and delivery of this Agreement nor the consummation of the Transaction requires any vote by the holders of HUAY Common Stock under applicable law, regulation, exchange rule or requirement, contract, or otherwise.

Section 3.13         Board Approval.  Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of HUAY, after full and deliberate consideration, unanimously has duly adopted, approved, ratified, and confirmed this Agreement and the consummation of the Transaction in accordance with the terms hereof.

Section 3.14         Indebtedness.  Section 3.14 of the HUAY Disclosure Schedules sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of HUAY or any subsidiary of HUAY, or for which HUAY has commitments, which Indebtedness is not disclosed in the HUAY Financial Statements. HUAY is not in default with respect to any Indebtedness. For the purposes of this Section 3.14, “Indebtedness” shall mean (i) any liabilities for borrowed money, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in HUAY’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

Section 3.15         Taxes.

(a)          HUAY has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a HUAY Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a HUAY Material Adverse Effect.

(b)          The most recent financial statements contained in the HUAY Exchange Act Documents reflect an adequate reserve for all Taxes payable by HUAY (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against HUAY, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a HUAY Material Adverse Effect.

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(c)          There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of HUAY. HUAY is not bound by any agreement with respect to Taxes.

Section 3.16         Certain Registration Matters.  Except as set forth in Section 3.16 of the HUAY Disclosure Schedule, HUAY has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of HUAY registered with the Securities and Exchange Commission or any other governmental authority that have not been satisfied.

Section 3.17         Listing and Maintenance Requirements.  HUAY is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the HUAY Common Stock on the trading market on which the HUAY Common Stock is currently listed or quoted.

Section 3.18         Disclosure.  No representation or warranty made by HUAY in this Agreement or in any certificate, document (including financial statements, exhibits and schedules) or other written instrument furnished or to be furnished pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact, nor shall any such certificate, document or written instrument omit any fact necessary in order to make any statement herein or therein, in light of the circumstances in which it was made, not misleading. HUAY has disclosed to GoCOM all facts known to it that are material to the business, assets, liabilities, prospects, condition (financial or otherwise) or results of operations of HUAY and its subsidiaries.

Article IV
COVENANTS OF GOCOM

GoCOM agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly contemplated by this Agreement or to the extent that HUAY shall otherwise consent in writing:

Section 4.1           Conduct of GoCOM.  GoCOM shall cause BluCo to conduct its business in the ordinary course consistent with past practice, and shall use commercially reasonable efforts to (i) preserve intact BluCo’s business organization, (ii) preserve the goodwill and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of BluCo’s business and (iii) not permit any action or omission that would cause any of its representations or warranties contained herein to become inaccurate or any of its covenants to be breached in any material respect.

Section 4.2           Stockholders’ Meeting.  GoCOM shall obtain by written consent in accordance with applicable law, or shall cause a meeting of its stockholders to be duly called and held, as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement.

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Section 4.3           Notice of Certain Events.  GoCOM shall promptly notify HUAY in writing of:

(a)          any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Transaction;

(b)          any notice or other communication from any governmental or regulatory agency or authority in connection with the Transaction;

(c)          any action, suit, claim, investigation or proceeding commenced or, to the best of its or BlueCo’s knowledge threatened against, relating to or involving or otherwise affecting GoCOM or BluCo which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 2.5 or which relates to the consummation of the Transaction;

(d)          any event that results in a BluCo Material Adverse Effect; and

(e)          the occurrence of any event which causes any of the representations and warranties made by GoCOM in this Agreement or the information included in the GoCOM Disclosure Schedule to be incomplete or inaccurate in any material respect or the breach by GoCOM of any agreement or covenant of GoCOM in this Agreement.

Section 4.4           Confidentiality.  GoCOM will hold, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning HUAY and its subsidiaries furnished to GoCOM in connection with the Transaction, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by GoCOM, (ii) in the public domain through no fault of GoCOM, or (iii) later lawfully acquired by GoCOM from sources other than HUAY; provided that GoCOM may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the Transaction so long as such persons are informed by GoCOM of the confidential nature of such information and are directed by GoCOM to treat such information confidentially. GoCOM’s obligation to hold such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. Notwithstanding any other provision of this Agreement, if this Agreement is terminated, such confidence shall be maintained and GoCOM will, and will use its commercially reasonable efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to HUAY, upon request, all documents and other materials, and all copies thereof, obtained by GoCOM or on its behalf from HUAY in connection with this Agreement that are subject to such confidence. GoCOM will not use or employ in the operation of its business any confidential information concerning HUAY or any of its subsidiaries furnished to GoCOM in connection with the Transaction

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Section 4.5           No Action. GoCOM shall conduct the business of BluCo in the ordinary course consistent with past practice, and will not, and will not permit BluCo to, (i) take any action, the taking of which, or omit to take any action, the omission of which, could reasonably be expected to (a) affect adversely the tax free nature of the Transaction, (b) affect adversely the treatment thereof as a “purchase” for accounting purposes, or (c) cause any of the representations and warranties contained herein to be inaccurate in any material respect at or as of any time prior to the Closing Date; (ii) declare, set aside or pay any dividend or other distribution with respect to any membership interests of BluCo; or (iii) issue or sell any membership interests of BluCo, or other security convertible into or exercisable for membership interests of BluCo.

Section 4.6           Access to Information.  GoCOM will give HUAY, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of BluCo, will furnish HUAY, its counsel, financial advisors, auditors and authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct BluCo’s employees, counsel and financial advisors to cooperate with HUAY in its investigation of the business of BluCo; provided that no investigation pursuant to this Section shall affect any representation or warranty given by GoCOM to HUAY hereunder and such investigation shall be conducted in a reasonable manner and so as not to interfere with the normal business operations of BluCo.

Section 4.7           Vantage Settlement. BluCo shall use its commercially reasonable efforts to enter into the Vantage Settlement Agreement on before the date set forth in Section 8.1(c) on terms and conditions as shall be approved by the Board of Directors of BluCo in its sole discretion.

Section 4.8           Leak Out. If the Closing occurs in accordance with the terms of this Agreement, GoCOM agrees that, except as otherwise agreed by HUAY, it shall not sell or transfer more than one million (1,000,000) HUAY Shares in any six-month period.

Article V
COVENANTS OF HUAY

HUAY agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly contemplated by this Agreement or to the extent GoCOM shall otherwise consent in writing:

Section 5.1           Confidentiality.  HUAY will hold, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning GoCOM furnished to HUAY in connection with the Transaction, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by HUAY, (ii) in the public domain through no fault of HUAY, or (iii) later lawfully acquired by HUAY from sources other than GoCOM; provided that HUAY may disclose such information to its officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the Transaction so long as such persons are informed by HUAY of the confidential nature of such information and are directed by HUAY to treat such information confidentially. HUAY’s obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. Notwithstanding any other provision of this Agreement, if this Agreement is terminated, such confidence shall be maintained and HUAY will, and will use its commercially reasonable efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to GoCOM, upon request, all documents and other materials, and all copies thereof, obtained by HUAY or on its behalf from GoCOM in connection with this Agreement that are subject to such confidence. HUAY will not use or employ in the operation of its business any confidential information concerning GoCOM furnished to HUAY in connection with the Transaction.

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Section 5.2           Stock Quotation.  HUAY shall use its best efforts to maintain the eligibility of the HUAY Common Stock for quotation on the OTCQB Market.

Section 5.3           No Action.  HUAY shall conduct its business in the ordinary course consistent with past practice, and will not, and will not permit any of its subsidiaries to, (i) take any action, the taking of which, or omit to take any action, the omission of which, could reasonably be expected to (a) affect adversely the tax free nature of the Transaction, (b) affect adversely the treatment thereof as a “purchase” for accounting purposes, or (c) cause any of the representations and warranties contained herein to be inaccurate in any material respect at or as of any time prior to the Closing Date; (ii) declare, set aside or pay any dividend or other distribution with respect to any shares of HUAY Common Stock; or (iii) issue or sell any capital stock of HUAY, or other security convertible into or exercisable for capital stock of HUAY, except for the issuance of shares of HUAY Common Stock pursuant to valid exercise of options or warrants outstanding on the date hereof.

Section 5.4           Notice of Certain Events.  HUAY shall promptly notify GoCOM in writing of:

(a)          any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Transaction;

(b)          any notice or other communication from any governmental or regulatory agency or authority in connection with the Transaction;

(c)          any action, suit, claim, investigation or proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting HUAY which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 3.5 or which relates to the consummation of the Transaction;

(d)          any event that results in a HUAY Material Adverse Effect; and

(e)          the occurrence of any event which causes any of the representations and warranties made by HUAY in this Agreement or the information included in any SEC filing referred to in Section 3.10 to be incomplete or inaccurate in any material respect or the breach by HUAY of any agreement of HUAY in this Agreement.

Section 5.5           Access to Information.  HUAY will give GoCOM, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of HUAY, will furnish GoCOM, its counsel, financial advisors, auditors and authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct HUAY’s employees, counsel and financial advisors to cooperate with GoCOM in its investigation of the business of HUAY; provided that no investigation pursuant to this Section shall affect any representation or warranty given by HUAY to GoCOM hereunder and such investigation shall be conducted in a reasonable manner and so as not to interfere with the normal business operations of HUAY.

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Section 5.6           HUAY Vantage Stock Issuance. HUAY shall use its commercially reasonable efforts to complete the HUAY Vantage Stock Issuance on or before the date set forth in Section 8.1(c) on such terms and conditions as approved by the Board of Directors of HUAY in its sole discretion and shall make the proceeds thereof available for the satisfaction of BluCo’s monetary obligations under the Vantage Settlement.

Article VI
COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 6.1           Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transaction as soon as practicable after the satisfaction of the conditions set forth in Article VII hereof, provided that the foregoing shall not require GoCOM or HUAY to take any action or agree to any condition that could reasonably be expected to have a BluCo Material Adverse Effect or HUAY Material Adverse Effect, respectively.

Section 6.2           Certain Filings.  GoCOM and HUAY shall cooperate with one another (a) in determining whether any other action by or in respect of, or filing with, any governmental body, agency or official, or authority or any actions, consents, approvals or waivers are required to be obtained from parties to any leases and other material contracts in connection with the Transaction, and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.3           Public Announcements.  HUAY and GoCOM will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transaction and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation and without the approval of the other.

Section 6.4           Other Offers.

(a)          Each Party will promptly notify the other Party after receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal (as hereinafter defined) or any request for nonpublic information relating to such Party or for access to the properties, books or records of such Party by any person that may be considering making, or has made, an offer with respect to an Acquisition Proposal and will keep the other Parties fully informed of the status and details of any such offer, indication or request. “Acquisition Proposal” means any proposal for a merger or other business combination involving a Party or the acquisition of any equity interest in, or a substantial portion of the assets of, a Party, other than the Transaction.

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(b)          From the date hereof until the termination or Closing hereof, each Party and its officers will not and such Party will use its best efforts to cause its directors, employees and agents not to, directly or indirectly, subject to the directors’ fiduciary obligations under applicable law, (i) take any action to solicit, initiate or encourage any offer or indication of interest from any person or entity with respect to any Acquisition Proposal, (ii) engage in negotiations with, or disclose any nonpublic information relating to such Party, or (iii) afford access to the properties, books or records of such Party to, any person or entity that may be considering making, or has made, an offer with respect to an Acquisition Proposal.

Section 6.5           Listing on NASDAQ.  As soon as reasonably practicable after the Closing (or if HUAY Common Stock is not eligible for listing on NASDAQ on the Closing Date, as soon as reasonably practical after HUAY Common Stock is eligible for such a listing), HUAY shall submit an application for the listing of the HUAY Common Stock on NASDAQ.

Article VII
CONDITIONS TO THE TRANSACTION

Section 7.1          Conditions to the Obligations of Each Party.  The obligations of GoCOM and HUAY to consummate the Transaction are subject to the satisfaction of the following conditions:

(a)          this Agreement shall have been adopted by the stockholders of GoCOM in accordance with applicable law;

(b)          no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Transaction;

(c)          HUAY shall have maintained the eligibility of the shares of HUAY Common Stock to be quoted on the Over-the-Counter Bulletin Board;

(d)          The HUAY Vantage Stock Issuance and the Vantage Settlement shall be complete and effective prior to or concurrently with the Closing; and

Section 7.2           Conditions to the Obligations of GoCOM.  The obligation of GoCOM to consummate the Transaction is subject to the satisfaction of the following further conditions, except to the extent that GoCOM may waive any one or more of such conditions in its sole discretion:

(a)          HUAY shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)          the representations and warranties of HUAY contained in this Agreement and in any certificate or other writing delivered by HUAY pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time;

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(c)          GoCOM shall have received a certificate signed by an officer of HUAY to the effect set forth in clauses (a) and (b) of this Section;

(d)          no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the consummation of the Transaction or to seek damages or a discovery order in connection with the Transaction, or which could reasonably be expected to have a HUAY Material Adverse Effect;

(e)          all material consents, waivers, approvals, authorizations or orders required to be obtained by HUAY for the authorization, execution and delivery of this Agreement and the consummation by it of the Transaction shall have been obtained;

(f)          HUAY shall have filed all HUAY Exchange Act Documents required to be filed by it under the 1934 Act from the date hereof through the Effective Date;

(g)          trading in the HUAY Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding HUAY) at any time since the date of execution of this Agreement, and the HUAY Common Stock shall have been at all times since such date listed for trading on a trading market;

(h)          GoCOM shall have received from HUAY a certificate, signed by HUAY’s Secretary or other authorized officer, certifying that the attached copies of HUAY’s Certificate of Incorporation, By-laws and resolutions of its Board of Directors approving this Agreement and the Transaction are all true, complete and correct and remain in full force and effect;

(i)          GoCOM shall have received from HUAY a certificate of good standing of each of HUAY, dated within five (5) business days of Closing, issued by the Secretary of State of the State of Delaware;

(j)          since May 31, 2015, there shall not have occurred a HUAY Material Adverse Effect;

Section 7.3          Conditions to the Obligations of HUAY. The obligations of HUAY to consummate the Transaction are subject to the satisfaction of the following further conditions:

(a)          GoCOM shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)          the representations and warranties of GoCOM contained in this Agreement and in any certificate or other writing delivered by GoCOM pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time;

(c)          HUAY shall have received a certificate signed on behalf of GoCOM by an officer of GoCOM to the effect set forth in clauses (a) and (b) of this Section;

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(d)          no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the consummation of the Transaction or to seek damages or a discovery order in connection with the Transaction, or which could reasonably be expected to have a BluCo Material Adverse Effect;

(e)          all material consents, waivers, approvals, authorizations or orders required to be obtained by GoCOM or BluCo for the authorization, execution and delivery of this Agreement and the consummation by GoCOM of the Transaction shall have been obtained;

(f)          HUAY shall have received from GoCOM a certificate, signed by the Secretary or other authorized officer of GoCOM, certifying that the attached copies of BluCo’s Articles of Formation, operating agreement, and resolutions of its Board of Directors approving this Agreement and the Transaction are all true, complete and correct and remain in full force and effect;

(g)          HUAY shall have received from GoCOM a certificate of good standing for each of GoCOM and BluCo, dated within five (5) business days of Closing, issued by the Secretary of State of the State of Nevada;

(h)          since June 30, 2015, there shall not have occurred a BluCo Material Adverse Effect; and

(i)          GoCOM shall have delivered to HUAY a copy of the Vantage Settlement Agreement, duly executed by an authorized representative of GoCOM and the Vantage Parties.

Article VIII
TERMINATION

Section 8.1           Termination.  This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of GoCOM):

(a)          by mutual written consent of GoCOM and HUAY;

(b)          by either GoCOM or HUAY, if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of the other party and such breach has not been cured or waived within ten (10) business days after written notification thereof by GoCOM to HUAY, or by HUAY to GoCOM, as applicable;

(c)          by either GoCOM or HUAY, if the Transaction has not been consummated by December 31, 2015; provided that no party may terminate this Agreement pursuant to this clause if such party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date;

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(d)          by either GoCOM or HUAY, if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining HUAY or GoCOM from consummating the Transaction is entered and such judgment, injunction, order or decree shall become final and nonappealable;

(e)          by HUAY, if any change has occurred since the date hereof which has caused, or is reasonably likely to cause, a BluCo Material Adverse Effect; provided, however, that for purposes of this condition, no change resulting from the occurrence of any event described in the GoCOM Disclosure Schedule as having a possibility of occurring shall be deemed to have caused a BluCo Material Adverse Effect; and

(f)          by GoCOM, if any change has occurred since the date hereof which has caused, or is reasonably likely to cause, a HUAY Material Adverse Effect; provided, however, that for purposes of this condition, no change resulting from the occurrence of any event described in the HUAY Disclosure Schedule as having a possibility of occurring shall be deemed to have caused a HUAY Material Adverse Effect.

Section 8.2           Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 4.4, 5.1 and 9.4 shall survive the termination hereof.

Article IX
MISCELLANEOUS

Section 9.1           Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) business day after dispatch by registered or certified mail, (iii) on the next business day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case if addressed as follows:

if to GoCOM, to:

GoCOM Corporation

475 Park Avenue South

30th Floor

New York, NY 10016

with a copy to:

Westerman Ball Ederer Miller Zucker & Sharfstein LLP

1201 RXR Plaza

Uniondale, NY 11556

Attention: Alan C. Ederer, Esq.

Facsimile No.: (516) 612-9212

E-mail: aederer@westermanllp.com

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if to HUAY, to:

Huayue Electronics, Inc.

475 Park Avenue South

30th Floor

New York, NY 10016

with a copy to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036-6569

Attention: Eric M. Hellige

Facsimile No.: 212-798-6380

E-mail: ehellige@pryorcashman.com

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 9.1.

Section 9.2           Survival of Representations and Warranties.  The representations and warranties contained in Article II and Article III and in any certificate or other writing delivered pursuant hereto shall survive the Closing of the Transaction for a period of one year following the Closing Date; provided that the representations and warranties contained in Sections 2.1, 2.2, 3.1, 3.2, and 3.11 shall survive the Closing indefinitely.

Section 9.3           Amendments; No Waivers.

(a)          Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GoCOM and HUAY or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of GoCOM, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of GoCOM or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of GoCOM.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.4           Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, that in any action brought by a Party to enforce the terms hereof or in connection with a breach of any representation or warranty contained herein or in any other Transaction Document, the costs and expenses incurred by the prevailing Party (including reasonable attorney’s fees) in any such action shall be paid by the other Party.

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Section 9.5           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 9.6           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that Nevada law is mandatorily applicable.

Section 9.7           Entire Agreement; Counterparts; Effectiveness.  This Agreement and the agreements contemplated by the exhibits hereto constitute the entire agreement and supersede all prior agreements and understandings (including any representations and warranties made by any party), both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 9.8           Severability. If in any jurisdiction any provision of this Agreement or its application to any party or circumstance is held by a court to be restricted, prohibited or held unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held by a court to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

GOCOM CORPORATION

By:		/s/ Isaac H Sutton
	Name:	Isaac H Sutton
	Title:	CEO

HUAYUE ELECTRONICS INC.

By:		/s/ Isaac H Sutton
	Name:	Isaac H Sutton
	Title:	CEO

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